                                                                                                                                                                    Exhibit 99.1

Aoxin Tianli Group, Inc. Signs Letter of Intent to Acquire Hainan-Based Specialty Black Hog Farm Operator

July 19, 2016

WUHAN CITY, China, July 19, 2016 /PRNewswire/ -- Aoxin Tianli Group, Inc. (ABAC) ("Aoxin Tianli" or the "Company"), a leading producer of breeder hogs, market hogs and black hogs, as well as specialty processed black hog pork products sold through retail outlets and the internet, today announced that its wholly-owned subsidiary, Wuhan Fengze Agricultural Science and Technology Development Co., Ltd. ("Fengze"), has entered into a Letter of Intent (the "LOI") to acquire a majority stake in Hainan Chengmai Zaohuaxiang Hog Industry Co., Ltd. ("Zaohuaxiang"), a high-end specialty black hog farm operator based in Hainan Province with annual production capacity of 30,000 hogs.

Pursuant to the LOI entered into on July 18, 2016 among Fengze and the three shareholders --Sheng Yang, Jun Yang, and Haicheng Pan, who collectively own 100% of the equity interest in Zaohuaxiang, Fengze will acquire a 51~60% equity interest in Zaohuaxiang for a combination of cash and stock (the "Transaction"). The Transaction is subject to due diligence investigations by the relevant parties, the negotiation and execution of definitive agreements, the approval of the Company's Board of Directors, and the satisfaction of other customary closing conditions.

Mr. Wocheng Liu, Chairman and Co-Chief Executive Officer of Aoxin Tianli, commented, "Zaohuaxiang is a well-known consumer brand with its specialty black hog pork products currently sold through both retail outlets and the internet, including China's leading e-commerce platform, Taobao.com. We are excited about the opportunity as we believe it represents a unique opportunity for us to expand our geographical outreach beyond the Hubei market while augmenting our specialty back hog and pork products portfolio. Upon completion of the Transaction, we intend to expand Zaohuaxiang's annual production capacity to 50,000 hogs."

About Hainan Chengmai Zaohuaxiang Hog Industry Co., Ltd.

Established in August 2010, Hainan Chengmai Zaohuaxiang Hog Industry Co., Ltd. ("Zaohuaxing") is in the business of breeding, raising and selling Zaohuaxiang-branded specialty black hogs with its 57.7 acres of hog farm located in Jinjiang Town, Chengmai County, Hainan Province. It also has ancillary businesses of producing spirulina, cassava, jasmine, and other locally grown products. For more information, please visit: www.zaohuaxiangzhu.com

About Aoxin Tianli Group, Inc.

Aoxin Tianli Group, Inc. (the "Company"), previously known as Tianli Agritech, Inc., is in the business of breeding, raising and selling breeder and market hogs in China. The Company also sells specialty processed black hog pork products through supermarkets and other retail outlets, as well as the internet.

Forward-Looking Statements

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulations, and other risks contained in reports filed by the company with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by this cautionary statement and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

For more information, please contact:

Tina Xiao
Weitian Group LLC
Phone: +1-917-609-0333
Email: tina.xiao@weitian-ir.com

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